Exhibit 99.2

FORM OF GRACE PROXY


                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         For the Special Meeting of Stockholders of W. R. Grace & Co., to be held at 10:00 A.M. on March 20, 1998, at Grace's headquarters at One Town Center Road, Boca Raton, Florida.

         The undersigned hereby appoints Larry Ellberger and Robert B. Lamm as agents to act and vote on behalf of the undersigned at the Special Meeting of Stockholders of W. R. Grace & Co. to be held on March 20, 1998, and any adjournments or postponements. As more fully described in the Joint Proxy Statement/Prospectus for the Special Meeting, such agents (or their substitutes) are directed to vote as indicated on the reverse side.

PLEASE MARK, DATE AND SIGN YOUR PROXY ON THE REVERSE SIDE. PLEASE LET US KNOW WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING.

I PLAN TO ATTEND  |_|                       I DO NOT PLAN TO ATTEND   |_|

STOCKHOLDER QUESTIONS/COMMENTS:
                               ----------------------------------------------
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                               (SEE REVERSE SIDE)




Please mark       | X |
your votes as in   ---
this example



THE DIRECTORS RECOMMEND A VOTE FOR PROPOSALS 1 AND 2. IF NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSALS 1 AND 2. PLEASE DATE AND SIGN AND RETURN PROMPTLY.


1.     Approval and adoption of (a) the Agreement      FOR    AGAINST  ABSTAIN
       and Plan of Merger dated as of August 14,
       1997 among W. R. Grace & Co., Sealed Air       |   |    |   |    |   |
       Corporation and a wholly owned subsidiary of    ---      ---      ---
       W. R. Grace & Co., and the agreements that are exhibits thereto, as supplemented or modified from time to time, and (b) the reorganization, merger and other transactions contemplated thereby, including:

       a. the spin-off of Grace Specialty Chemicals, Inc. to Grace stockholders;
       b.  certain amendments to the Amended and
           Restated Certificate of Incorporation of
           W. R. Grace & Co.;
       c.  the recapitalization of Grace common
           stock; and
       d.  the issuance of common stock to Sealed
           Air stockholders in the merger.

2.     Approval and adoption of the amendment to       FOR    AGAINST  ABSTAIN
       W. R. Grace & Co.'s Amended and Restated
       Certificate of Incorporation repealing         |   |    |   |    |   |
       certain provisions that require a               ---      ---      ---
       supermajority vote by Grace stockholders to amend or repeal.

Date:___________     Signature:________________     Signature:_________________

Please sign EXACTLY as name or names appear above. When signing on behalf of a corporation, estate, trust or another stockholder, please give its full name and state your full title or capacity or otherwise indicate that you are authorized to sign.

                        (See reverse side for comments)